Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-112869; 333-140922; 333-166975) of Barnes Group Inc. of our report dated June 23, 2011 relating to the financial statements of the Barnes Group Inc. Retirement Savings Plan, appearing in this Form 11-K for the years ended December 30, 2010 and 2009.

/s/ Fiondella, Milone & LaSaracina LLP
Fiondella, Milone & LaSaracina LLP
Glastonbury, Connecticut
June 23, 2011